EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	F. Brad Denardo, Chairman, President & CEO	Lora M. Jones, Treasurer & CFO
	(540) 951-6213 bdenardo@nbbank.com	(540) 951-6238 ljones@nbbank.com

National Bankshares, Inc. Reports Results for the Third Quarter and Nine Months Ended September 30, 2024

BLACKSBURG, VA., October 24, 2024 -- National Bankshares, Inc. (“the Company”) (Nasdaq: NKSH), parent company of The National Bank of Blacksburg (“the Bank”) and National Bankshares Financial Services, Inc., today announced its results of operations through the third quarter of 2024. The Company reported net income of $4.54 million or $0.75 per basic common share for the nine months ended September 30, 2024. This compares with net income of $11.51 million or $1.95 per basic common share for the nine months ended September 30, 2023. For the three month period ended September 30, 2024, the Company reported net income of $2.68 million or $0.42 per basic common share. This compares with net income for the three month period ended September 30, 2023 of $3.07 million or $0.52 per basic common share. National Bankshares, Inc. ended September 30, 2024 with total assets of $1.79 billion.

President and CEO F. Brad Denardo commented, "Year-to-date earnings remain burdened by high interest expense, but we were pleased with the positive income statement trends in the third quarter. While 2024 has presented a difficult earnings environment, it has also been a building year for National Bankshares. Our acquisition of three branch offices in new markets, along with the upcoming opening of a newly constructed office in Roanoke, demonstrate our commitment to growth and to increasing long-term shareholder value."

Highlights

Merger: Income Statement Impacts

During the nine months ended September 30, 2024, the Company recorded merger-related expense of $2.89 million. Upon acquisition of the Frontier Community Bank (“FCB”) loans, the Company recorded a provision for credit loss of $1.29 million.

Merger: Balance Sheet Impacts

Consideration for the acquisition of FCB totaled $16.35 million, including $14.30 million in shares of the Company’s common stock and $2.05 million in cash for shareholder elections, fractional shares and to settle outstanding options.

The transaction was accounted for under the acquisition method of accounting, with acquired assets and liabilities recorded at fair value. Key items are presented in the following table as of the merger date:

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

($ in thousands, except per share data)	June 1, 2024
Assets acquired at fair value
Cash and due from banks, interest-bearing deposits, and federal funds sold	$8,934
Securities available for sale	9,320
Loans	118,743
Goodwill (provisional)	4,874
Core deposit intangible	2,100
Bank-owned life insurance	2,666
Liabilities acquired at fair value
Noninterest-bearing deposits	$17,303
Interest-bearing demand deposits	40,367
Savings deposits	5,613
Time deposits	66,434
Total deposits	$129,717
Borrowings	5,230
Stockholders' Equity
464,855 shares of common stock issued, $1.25 par value, and additional paid in capital	$14,299

Within a short period following the merger, the Company sold FCB’s securities and repaid its borrowings.

Net Interest Income

The net interest margin improved when the third quarter of 2024 is compared with the second quarter of 2024, with increases in loan yields that outpaced increases in deposit costs. The impact of the FCB acquisition benefited the full third quarter, while impacting only one month of the second quarter. Many of the Company’s loans are adjustable with repricing dates in the future. If rates remain at the current level or do not decrease substantially, repricing will continue to contribute to improved interest income.

The cost of deposits increased when compared with the second quarter due to the acquisition and continued competitive pressure. The Federal Reserve's rate cut in September immediately decreased interest expense for adjustable-rate deposits. The Company continuously monitors its deposit base and funding costs.

Noninterest Income

When the nine months ended September 30, 2024 are compared with the same period of 2023, service charges on deposits increased due to an updated fee schedule and the FCB acquisition. Trust income increased due to expansion in assets under management. Noninterest income for 2023 reflects payout of a BOLI policy, gain on the sale of an investment in VISA Class B shares, and loss on the sale of securities.

Noninterest income for the third quarter of 2024 increased slightly when compared with the second quarter of 2024, due to the FCB acquisition and positive trends in Trust income.

Noninterest Expense

Noninterest expense for the nine months ended September 30, 2024 increased when compared with the same period of 2023, due to the FCB acquisition and a contract termination expense. During 2023, the Company reported expenses, included in professional services, associated with a proxy contest.

When the third quarter of 2024 is compared with the second quarter of 2024, noninterest expense decreased. The majority of merger-related expenses were recorded during the second quarter. Other categories increased due to the FCB acquisition and marketing expenses to promote the acquired branches and the soon to open Roanoke branch.

Securities

Market interest rate expectations at September 30, 2024 improved the fair value of securities when compared with June 30, 2024 and September 30, 2023, reflecting the Federal Reserve's interest rate cut in September 2024. The Company’s Asset Liability Management Committee closely monitors interest rate risk on all of the Company’s financial assets and liabilities. As of September 30, 2024, the Company has the ability to hold securities until maturity. Analysis as of September 30, 2024 did not indicate credit risk concerns with any of the Company’s securities.

Deposits
The Company’s depositors within its market areas are diverse and include individuals, businesses and municipalities. The Company does not have any brokered deposits. Depositors are insured up to the FDIC maximum of $250 thousand. Municipal deposits, which account for approximately 22% of the Company’s deposits, have additional security from bonds pledged as collateral, in accordance with state regulation. Of the Company’s non-municipal deposits, approximately 22% are uninsured.

Liquidity

The Company’s liquidity position remains solid. The Company maintains borrowing lines with the Federal Home Loan Bank of Atlanta (“FHLB”) and the Federal Reserve that provide substantial borrowing capacity. During 2023, the Company accessed short-term borrowings with the FHLB and Federal Reserve to reinforce liquidity. The advances were fully repaid due to the success of the Company’s deposit strategy. Combined with a low loan-to-deposit ratio, positive results of the latest liquidity stress testing and success of deposit marketing, the Company believes it is well positioned to meet foreseeable liquidity demands.

Loans

Loans increased from June 30, 2024, driven by growth in consumer real estate and commercial real estate loans. The Company is positioned to continue to make every loan that meets its underwriting standards.

Credit Quality

Loan metrics continue to reflect low credit risk, with low charge-off and past due levels.

Stockholders’ Equity

Stockholders’ equity as of September 30, 2024 increased when compared with 2023 primarily due to the acquisition and improvement in the unrealized loss on securities, which is reflected in the accumulated other comprehensive loss in stockholders' equity. Accumulated other comprehensive loss is excluded from the Bank’s regulatory capital and does not affect regulatory capital ratios. The Bank is considered well capitalized, with capital ratios substantially higher than minimum regulatory requirements, and meets all requirements for borrowing from the FHLB.

About National Bankshares

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc. National Bank is a community bank operating from 27 full-service offices, primarily in southwest and central Virginia, and two loan production offices in Roanoke and Charlottesville, Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “NKSH.”

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Although we believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that actual future results, performance, achievements, or trends will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the following: the businesses of the Company and Frontier Community Bank (“FCB”) may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; the expected growth opportunities or cost savings from the merger with FCB may not be fully realized or may take longer to realize than expected; deposit attrition, operating costs, customer losses and business disruption prior to and following the merger with FCB, including adverse effects on relationships with employees and customers, may be greater than expected; the regulatory and shareholder approvals required for the merger with FCB may not be obtained; the level of inflation; interest rates; national and local economic conditions; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Consumer Financial Protection Bureau and the Federal Deposit Insurance Corporation, and the impact of any policies or programs implemented pursuant to financial reform legislation; unanticipated increases in the level of unemployment in the Company’s market; the quality or composition of the loan and/or investment portfolios; the sufficiency of the Company’s allowance for credit losses; demand for loan products; deposit flows, including impact on liquidity; competition; demand for financial services in the Company’s market; the real estate market conditions in the Company’s market; laws, regulations and policies impacting financial institutions; adverse developments in the financial industry generally, such as the recent bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer behavior; technological risks and developments, and cyber-threats, attacks or events; the Company’s technology initiatives; geopolitical conditions, including acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to acts or threats of terrorism and/or military conflicts; the occurrence of significant natural disasters, including severe weather conditions, floods, and other catastrophic events; the Company's ability to identify, attract, and retain experienced management, relationship managers, and support personnel, particularly in a competitive labor environment; performance by the Company’s counterparties or vendors; applicable accounting principles, policies and guidelines; the impact of public health events, including the adverse impact on our business and operations and on our customers; and other factors described from time to time in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

National Bankshares, Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)	September 30, 2024	June 30, 2024	September 30, 2023
Assets
Cash and due from banks	$15,990	$14,908	$13,089
Interest-bearing deposits	33,707	80,477	40,353
Federal funds sold	73	3,499	-
Securities available for sale, at fair value	622,271	605,196	591,552
Restricted stock, at cost	1,849	1,752	1,264
Mortgage loans held for sale	457	125	82
Loans:
Real estate construction loans	71,920	81,355	64,181
Consumer real estate loans	306,012	299,310	226,671
Commercial real estate loans	473,018	454,978	424,765
Commercial non real estate loans	52,699	52,297	42,940
Public sector and IDA loans	58,109	59,043	51,591
Consumer non real estate loans	40,483	42,915	39,269
Total loans	1,002,241	989,898	849,417
Less: unearned income and deferred fees and costs	(582)	(531)	(442)
Loans, net of unearned income and deferred fees and costs	1,001,659	989,367	848,975
Less: allowance for credit losses	(10,328)	(10,502)	(10,181)
Loans, net	991,331	978,865	838,794
Premises and equipment, net	16,165	15,468	11,091
Accrued interest receivable	6,648	6,615	6,180
Other real estate owned, net	-	-	662
Goodwill	10,718	10,732	5,848
Core deposit intangible, net	1,963	2,065	-
Bank-owned life insurance	47,071	46,775	43,327
Other assets	36,790	42,738	39,660
Total assets	$1,785,033	$1,809,215	$1,591,902

Liabilities and Stockholders' Equity
Noninterest-bearing demand deposits	$296,469	$296,242	$303,166
Interest-bearing demand deposits	819,947	867,899	789,148
Savings deposits	176,460	176,852	184,801
Time deposits	310,077	304,059	187,885
Total deposits	1,602,953	1,645,052	1,465,000
Accrued interest payable	2,074	2,525	551
Other liabilities	12,224	12,675	10,238
Total liabilities	1,617,251	1,660,252	1,475,789
Commitments and contingencies
Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	$-	$-	$-
Common stock of $1.25 par value and additional paid in capital. Authorized 10,000,000 shares; issued and outstanding 6,360,973 (including 4,379 unvested) shares at September 30, 2024, 6,361,433 (including 4,839 unvested) shares at June 30, 2024, and 5,891,739 (including 2,052 unvested) shares at September 30, 2023	21,796	21,768	7,383
Retained earnings	198,225	195,549	198,394
Accumulated other comprehensive loss, net	(52,239)	(68,354)	(89,664)
Total stockholders' equity	167,782	148,963	116,113
Total liabilities and stockholders' equity	$1,785,033	$1,809,215	$1,591,902

National Bankshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended
(in thousands, except share and per share data)	September 30, 2024	June 30, 2024	September 30, 2023
Interest Income
Interest and fees on loans	$13,164	$11,301	$9,816
Interest on federal funds sold	12	11	–
Interest on interest-bearing deposits	954	1,229	439
Interest on securities – taxable	4,203	4,239	4,084
Interest on securities – nontaxable	333	338	340
Total interest income	18,666	17,118	14,679
Interest Expense
Interest on time deposits	3,509	2,930	1,452
Interest on other deposits	5,709	5,486	4,584
Interest on borrowings	–	2	3
Total interest expense	9,218	8,418	6,039
Net interest income	9,448	8,700	8,640
(Recovery of) Provision for credit losses	(5)	1,302	(371)
Net interest income after (recovery of) provision for credit losses	9,453	7,398	9,011

Noninterest Income
Service charges on deposit accounts	753	722	642
Other service charges and fees	82	48	151
Credit and debit card fees, net	344	423	395
Trust income	580	513	505
BOLI income	295	269	253
Gain on sale of mortgage loans	50	58	22
Other income	168	213	147
Total noninterest income	2,272	2,246	2,115

Noninterest Expense
Salaries and employee benefits	4,953	4,687	4,462
Occupancy, furniture and fixtures	641	561	547
Data processing and ATM	1,054	886	978
FDIC assessment	211	192	190
Intangible asset amortization	102	35	–
Net costs of other real estate owned	–	–	14
Franchise taxes	373	358	339
Professional services	254	272	251
Merger-related expenses	150	2,257	–
Contract termination	–	173	–
Other operating expenses	761	706	654
Total noninterest expense	8,499	10,127	7,435
Income (Loss) before income tax expense (benefit)	3,226	(483)	3,691
Income tax expense (benefit)	550	(177)	617
Net Income (Loss)	$2,676	$(306)	$3,074
Basic net income (loss) per common share	$0.42	$(0.05)	$0.52
Fully diluted net income (loss) per common share	$0.42	$(0.05)	$0.52
Weighted average number of common shares outstanding, basic	6,356,594	6,028,220	5,889,687
Weighted average number of common shares outstanding, fully diluted	6,358,352	6,028,220	5,889,939
Dividends declared per common share	$—	$0.73	$—
Book value per common share	$26.38	$23.42	$19.71

National Bankshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Nine Months Ended September 30,
(in thousands, except share and per share data)	2024	2023
Interest Income
Interest and fees on loans	$34,742	$28,793
Interest on federal funds sold	23	-
Interest on interest-bearing deposits	3,312	1,207
Interest on securities – taxable	12,718	12,268
Interest on securities – nontaxable	1,010	1,052
Total interest income	51,805	43,320
Interest Expense
Interest on time deposits	8,991	2,865
Interest on other deposits	16,419	11,352
Interest on borrowings	2	300
Total interest expense	25,412	14,517
Net interest income	26,393	28,803
Provision for (recovery of) credit losses	1,287	(368)
Net interest income after provision for (recovery of) credit losses	25,106	29,171

Noninterest Income
Service charges on deposit accounts	2,150	1,871
Other service charges and fees	176	253
Credit and debit card fees, net	1,141	1,276
Trust income	1,596	1,431
BOLI income	822	1,771
Gain on sale of investment	-	2,971
Gain on sale of mortgage loans	132	93
Other income	700	771
Realized securities loss, net	-	(3,332)
Total noninterest income	6,717	7,105

Noninterest Expense
Salaries and employee benefits	14,106	13,361
Occupancy, furniture and fixtures	1,741	1,500
Data processing and ATM	2,807	2,730
FDIC assessment	590	561
Intangible asset amortization	137	-
Net costs of other real estate owned	-	29
Franchise taxes	1,081	1,072
Professional services	766	1,555
Merger-related expenses	2,891	-
Contract termination	173	-
Other operating expenses	2,096	1,857
Total noninterest expense	26,388	22,665
Income before income taxes	5,435	13,611
Income tax expense	891	2,105
Net Income	$4,544	$11,506
Basic net income per common share	$0.75	$1.95
Fully diluted net income per common share	$0.75	$1.95
Weighted average number of common shares outstanding, basic	6,092,468	5,889,687
Weighted average number of common shares outstanding, fully diluted	6,094,442	5,889,778
Dividends declared per common share	$0.73	$1.73

National Bankshares, Inc.

Net Interest Margin

(Unaudited)

	Three Months Ended September 30, 2024			Three Months Ended June 30, 2024
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Loans (1)(2)(3)	$994,744	$13,285	5.31%	$904,317	$11,423	5.08%
Taxable securities (4)(5)	625,908	4,203	2.67%	629,871	4,239	2.71%
Nontaxable securities (1)(4)	63,197	453	2.85%	63,819	459	2.89%
Federal funds sold	918	12	5.20%	891	11	4.97%
Interest-bearing deposits	69,264	954	5.48%	90,047	1,229	5.49%
Total interest-earning assets	$1,754,031	$18,907	4.29%	$1,688,945	$17,361	4.13%
Interest-bearing liabilities:
Interest-bearing demand deposits	$852,126	$5,488	2.56%	$842,809	$5,270	2.51%
Savings deposits	176,354	221	0.50%	174,699	216	0.50%
Time deposits	308,247	3,509	4.53%	261,584	2,930	4.51%
Borrowings	-	-	-	230	2	3.50%
Total interest-bearing liabilities	$1,336,727	$9,218	2.74%	$1,279,322	$8,418	2.65%
Net interest income and interest rate spread		$9,689	1.55%		$8,943	1.48%
Net interest margin			2.20%			2.13%

	Three Months Ended September 30, 2023
	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Loans (1)(2)(3)	$843,546	$9,924	4.67%
Taxable securities (4)(5)	640,578	4,084	2.53%
Nontaxable securities (1)(4)	64,415	461	2.84%
Interest-bearing deposits	32,503	439	5.36%
Total interest-earning assets	$1,581,042	$14,908	3.74%
Interest-bearing liabilities:
Interest-bearing demand deposits	$799,772	$4,358	2.16%
Savings deposits	192,702	226	0.47%
Time deposits	163,476	1,452	3.52%
Borrowings	207	3	5.75%
Total interest-bearing liabilities	$1,156,157	$6,039	2.07%
Net interest income and interest rate spread		$8,869	1.67%
Net interest margin			2.23%

(1)
Interest on nontaxable loans and securities is computed on a fully taxable equivalent basis using a federal income tax rate of 21%. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(2)
Interest income includes loan fees of $44, $55 and $56 for the three months ended September 30, 2024, June 30, 2024 and September 30, 2023, respectively.
(3)
Includes loans held for sale and nonaccrual loans.
(4)
Daily averages are shown at amortized cost.
(5)
Includes restricted stock.

National Bankshares, Inc.

Net Interest Margin

(Unaudited)

	Nine Months Ended September 30,
	2024			2023
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Loans (1)(2)(3)	$919,369	$35,108	5.10%	$850,543	$29,068	4.57%
Taxable securities (4)(5)	629,748	12,718	2.70%	657,575	12,268	2.49%
Nontaxable securities (4)	63,730	1,373	2.88%	65,649	1,425	2.90%
Federal funds sold	702	23	4.38%	–	–	–
Interest-bearing deposits	80,637	3,312	5.49%	31,435	1,207	5.13%
Total interest-earning assets	$1,694,186	$52,534	4.14%	$1,605,202	$43,968	3.66%
Interest-bearing liabilities:
Interest-bearing demand deposits	$839,211	$15,747	2.51%	$834,575	$10,846	1.74%
Savings deposits	175,670	672	0.51%	200,170	506	0.34%
Time deposits	268,313	8,991	4.48%	131,398	2,865	2.92%
Borrowings	76	2	3.52%	8,287	300	4.84%
Total interest-bearing liabilities	$1,283,270	$25,412	2.65%	$1,174,430	$14,517	1.65%
Net interest income and interest rate spread		$27,122	1.49%		$29,451	2.01%
Net interest margin			2.14%			2.45%

(1)
Interest on nontaxable loans and securities is computed on a fully taxable equivalent basis using a federal income tax rate of 21%. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(2)
Interest income includes loan fees of $147 and $162 for the nine months ended September 30, 2024 and September 30, 2023, respectively.
(3)
Includes loans held for sale and nonaccrual loans.
(4)
Daily averages are shown at amortized cost.
(5)
Includes restricted stock.

National Bankshares, Inc.

Key Ratios and Other Data

(Unaudited)

	As of and for the Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Average Balances
Cash and due from banks	$13,443	$12,644	$11,929
Interest-bearing deposits	69,264	90,047	32,503
Securities available for sale, at fair value	611,615	602,646	609,404
Mortgage loans held for sale	419	453	88
Loans, gross	994,876	904,399	843,892
Loans, net of unearned income and deferred fees and costs	994,325	903,864	843,458
Loans, net of allowance for credit losses	983,862	894,351	832,861
Intangible assets	12,755	8,149	5,848
Total assets	$1,804,348	$1,714,639	$1,591,801

Noninterest-bearing demand deposits	$296,549	$284,038	$298,431
Interest-bearing and savings deposits	1,028,480	1,017,508	992,474
Time deposits	308,247	261,584	163,476
Total deposits	1,633,276	1,563,130	1,454,381
Total shareholders' equity	$156,111	$137,873	$126,612

Financial Ratios
Return on average assets(1)	0.61%	0.46%	0.71%
Return on average equity(1)	7.09%	5.69%	8.89%
Efficiency ratio(2)	69.80%	68.79%	67.96%
Average equity to average assets	8.65%	8.04%	7.95%
Tangible common equity to tangible assets(3)	8.75%	7.58%	6.95%

Allowance for Loan Credit Losses
Beginning balance	$10,502	$9,055	$10,626
Provision for (recovery of) credit losses	5	12	(401)
Acquisition-related provision	–	1,290	–
Acquisition-related increase for purchased credit deteriorated loans	–	175	–
Charge-offs	(234)	(68)	(72)
Recoveries	55	38	28
Ending Balance	$10,328	$10,502	$10,181

(1)
The return on average assets and return on average equity are calculated by annualizing net income and dividing by average period-to-date assets or equity, respectively. Any significant nonrecurring items within net income are not annualized. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(2)
The efficiency ratio is calculated as noninterest expense divided by the sum of noninterest income, less non-recurring items, and net interest income on a fully taxable equivalent basis. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(3)
Tangible common equity and tangible assets exclude goodwill and intangible assets of $12,681 as of September 30, 2024 and $12,797 as of June 30, 2024 and $5,848 as of September 30, 2023. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

National Bankshares, Inc.

Key Ratios and Other Data

(Unaudited)

	As of and for the Nine Months Ended
	September 30, 2024	September 30, 2023
Average Balances
Cash and due from banks	$12,647	$11,829
Interest-bearing deposits	80,637	31,435
Securities available for sale, at fair value	609,499	627,908
Mortgage loans held for sale	342	161
Loans, gross	919,563	850,814
Loans, net of unearned income and deferred fees and costs	919,027	850,382
Loans, net of allowance for credit loss	909,345	839,764
Intangible assets	8,931	5,848
Total assets	$1,726,898	$1,614,757

Noninterest-bearing demand deposits	$286,643	$302,568
Interest-bearing and savings deposits	1,014,881	1,034,745
Time deposits	268,313	131,398
Total deposits	1,569,837	1,468,711
Total shareholders' equity	143,444	126,792

Financial Ratios
Return on average assets(1)	0.42%	0.94%
Return on average equity(1)	5.05%	11.97%
Efficiency ratio(2)	68.93%	60.98%
Average equity to average assets	8.31%	7.85%
Tangible common equity to tangible assets(3)	8.75%	6.95%

Allowance for Loan Credit Losses
Beginning balance	$9,094	$8,225
Provision for (recovery of) credit losses	22	(389)
Acquisition-related provision	1,290	–
Acquisition-related increase for purchased credit deteriorated loans	175	–
Charge-offs	(411)	(232)
Recoveries	158	235
Adoption of ASU 2016-13	–	2,342
Ending Balance	$10,328	$10,181

(1)
The return on average assets and return on average equity are calculated by annualizing net income and dividing by average period-to-date assets or equity, respectively. Any significant nonrecurring items within net income are not annualized. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(2)
The efficiency ratio is calculated as noninterest expense divided by the sum of noninterest income, less non-recurring items, and net interest income on a fully taxable equivalent basis. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(3)
Tangible common equity and tangible assets exclude goodwill and intangible assets of $12,681 as of September 30, 2024 and $5,848 as of September 30, 2023. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

National Bankshares, Inc.

Asset Quality Data

(Unaudited)

	September 30, 2024	June 30, 2024	September 30, 2023
Nonperforming Assets
Nonaccrual loans	$2,283	$2,507	$2,981
Other real estate owned, net	–	–	662
Total nonperforming assets	$2,283	$2,507	$3,643
Loans past due 90 days or more, and still accruing	$71	$234	$31

Asset Quality Ratios
Ratio of nonperforming assets to loans(1) plus other real estate owned	0.23%	0.25%	0.43%
Allowance for credit losses on loans to total loans(1)	1.03%	1.06%	1.20%
Ratio of ACLL to nonperforming loans	452.39%	418.91%	341.53%
Loans past due 90 days or more to loans (1)	0.01%	0.02%	0.00%

(1)
Loans are net of unearned income and deferred fees and costs

National Bankshares, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.

The non-GAAP financial measures presented in this document include fully taxable equivalent (“FTE”) interest income used in the net interest margin, the efficiency ratio, and the ratio of tangible common equity to tangible assets. For periods that are shorter than twelve months, the Company annualizes net income for the return on average assets and return on average equity. In order to prevent distortion, the Company does not annualize significant non-recurring income and expense items.

The following tables present calculations underlying non-GAAP financial measures. All dollars are in thousands.

	Three Months Ended
Net Interest Margin, FTE	September 30, 2024	June 30, 2024	September 30, 2023
Interest income (GAAP)	$18,666	$17,118	$14,679
Add: FTE adjustment	241	243	229
Interest income, FTE (non-GAAP)	18,907	17,361	14,908
Interest expense (GAAP)	9,218	8,418	6,039
Net interest income, FTE (non-GAAP)	$9,689	$8,943	$8,869
Average balance of interest-earning assets	$1,754,031	$1,688,945	$1,581,042
Net interest margin	2.20%	2.13%	2.23%

	Three Months Ended
Efficiency Ratio	September 30, 2024	June 30, 2024	September 30, 2023
Noninterest expense (GAAP)	$8,499	$10,127	$7,435
Less: merger-related expense	(150)	(2,257)	–
Less: contract termination expense (1)	–	(173)	–
Less: proxy-related expense (2)	–	–	(2)
Adjusted noninterest expense (non-GAAP)	$8,349	$7,697	$7,433
Noninterest income (GAAP)	$2,272	$2,246	$2,115
Net interest income, FTE (non-GAAP)	9,689	8,943	8,869
Total income for efficiency ratio (non-GAAP)	$11,961	$11,189	$10,984
Efficiency ratio	69.80%	68.79%	67.67%

(1)
Contract termination expense was recorded to reflect the Company’s notification to a vendor that it intends to end its relationship in 2025.
(2)
Included in professional services in the Consolidated Statements of Income.

	Three Months Ended
Annualized Net Income for Ratio Calculation	September 30, 2024	June 30, 2024	September 30, 2023
Net income (loss) per GAAP	$2,676	$(306)	$3,074
Less: items not annualized:
Proxy-related expense for the period ended September 30, 2023	–	–	2
ACL provision (recovery), net of tax of $271 and ($84) for the periods ended June 30, 2024 and September 30, 2023, respectively. (1)	–	1,019	(317)
Merger-related expense, net of tax of $6 and $411 for the periods ended September 30, 2024 and June 30, 2024, respectively	144	1,846	–
Contract termination expense, net of tax of $36 for the period ended June 30, 2024(2)	–	137	–
Total non-annualized items	144	3,002	(315)
Adjusted net income	2,820	2,696	2,759
Adjusted net income, annualized	$11,219	$10,843	$10,946
Add: total non-annualized items	(144)	(3,002)	315
Annualized net income for ratio calculation (non-GAAP)	$11,075	$7,841	$11,261
Return on average assets (GAAP)	0.59%	(0.07)%	0.77%
Adjusted return on average assets (non-GAAP)	0.61%	0.46%	0.71%
Return on average equity (GAAP)	6.82%	(0.89)%	9.63%
Adjusted return on average equity (non-GAAP)	7.09%	5.69%	8.89%

(1)
In June 2024, the Company recorded a provision expense upon acquisition of FCB of $1,290 gross, and $1,019 net of tax. During 2023, the Company recorded a recovery. The Company avoids annualizing significant recoveries unless information as of the reporting date, in this case September 30, 2023, provides a strong likelihood of additional significant recovery during the remainder of the year.
(2)
Contract termination expense reflects the Company’s notification to a vendor that it intends to end its relationship in 2025.

	Nine Months Ended September 30,
Net Interest Margin, FTE	2024	2023
Interest income (GAAP)	$51,805	$43,320
Add: FTE adjustment	729	648
Interest income, FTE (non-GAAP)	52,534	43,968
Interest expense (GAAP)	25,412	14,517
Net interest income, FTE (non-GAAP)	$27,122	$29,451
Average balance of interest-earning assets	$1,694,186	$1,605,202
Net interest margin	2.14%	2.45%

	Nine Months Ended September 30,
Efficiency Ratio	2024	2023
Noninterest expense (GAAP)	$26,388	$22,665
Less: merger-related expense	(2,891)	–
Less: contract termination expense (1)	(173)	–
Less: proxy-related expense (2)	–	(786)
Adjusted noninterest expense (non-GAAP)	$23,324	$21,879
Noninterest income (GAAP)	$6,717	$7,105
Less: realized securities loss, net	–	3,332
Less: gain on sale of investment (3)	–	(2,971)
Less: gain on BOLI settlement	–	(1,037)
Adjusted noninterest income (non-GAAP)	6,717	6,429
Net interest income, FTE (non-GAAP)	27,122	29,451
Total income for efficiency ratio (non-GAAP)	$33,839	$35,880
Efficiency ratio	68.93%	60.98%

(1)
Contract termination expense was recorded to reflect the Company’s notification to a vendor that it intends to end its relationship in 2025.
(2)
Included in professional services in the Consolidated Statements of Income.
(3)
Sale of VISA Class B shares.

	Nine Months Ended September 30,
Annualized Net Income for Ratio Calculation	2024	2023
Net income per GAAP	$4,544	$11,506
Less: items not annualized:
Partnership income net of tax of ($35) and ($44) for the periods ended September 30, 2024 and 2023, respectively	(134)	(164)
Realized securities gain, net of tax of $700 for the period ended September 30, 2023	–	2,632
Proxy-related expense, net of tax of $165 for the period ended September 30, 2023 (1)	–	621
Gain on sale of investment, net of tax of ($624) for the period ended September 30, 2023 (2)	–	(2,347)
Gain on BOLI settlement	–	(1,037)
ACL provision (recovery), net of tax of $271 and ($82) for the periods ended September 30, 2024 and 2023, respectively (3)	1,019	(307)
Merger-related expense, net of tax of $417 for the period ended September 30, 2024	2,474	–
Contract termination expense, net of tax of $36 for the period ended September 30, 2024 (4)	137	–
Total non-annualized items	3,496	(602)
Adjusted net income	$8,040	$10,904
Adjusted net income, annualized	$10,740	$14,579
Add: total non-annualized items	(3,496)	602
Annualized net income for ratio calculation (non-GAAP)	$7,244	$15,181
Return on average assets (GAAP)	0.35%	0.95%
Adjusted return on average assets (non-GAAP)	0.42%	0.94%
Return on average equity (GAAP)	4.23%	12.13%
Adjusted return on average equity (non-GAAP)	5.05%	11.97%

(1)
Included in professional services in the Consolidated Statements of Income.
(2)
Sale of VISA Class B shares.
(3)
In June 2024, the Company recorded a provision expense upon acquisition of FCB of $1,290 gross, and $1,019 net of tax. During 2023, the Company recorded a recovery. The Company avoids annualizing significant recoveries unless information as of the reporting date, in this case September 30, 2023, provides a strong likelihood of additional significant recovery during the remainder of the year.
(4)
Contract termination expense was recorded to reflect the Company’s notification to a vendor that it intends to end its relationship in 2025.

	As of
	September 30, 2024	June 30, 2024	September 30, 2023
Tangible Assets
Total assets (GAAP)	$1,785,033	$1,809,215	$1,591,902
Less: goodwill and intangible asses	(12,681)	(12,797)	(5,848)
Tangible assets (non-GAAP)	$1,772,352	$1,796,418	$1,586,054

Tangible Common Equity
Total stockholders' equity (GAAP)	$167,782	$148,963	$116,113
Less: goodwill and intangible assets	(12,681)	(12,797)	(5,848)
Tangible common equity (non-GAAP)	$155,101	$136,166	$110,265